Exhibit 99.1
Information Relating to Part II.

Item 14. Other Expenses of Issuance and Distribution.

The expenses in connection with the offer and sale of shares of Class A common stock of Carvana Co., registered pursuant to the automatic shelf Registration Statement on Form S-3 (Registration No. 333-231606) filed on May 20, 2019 and a final prospectus supplement dated March 31, 2020 (Registration No. 333-231606), are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount to be paid
Securities and Exchange Commission registration fee	$77,880
Printing expenses	40,000
Accounting fees and expenses	42,400
Legal fees and expenses	350,000
Total	$510,280